Exhibit 10.16

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

Certificate No.	:	IN-DL55638180684603N
Certificate Issued Date	:	09-Jan-2015 03:14 PM
Account Reference	:	IMPACC (IV)/ dl840403/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL840403076457577262220N
Purchased by	:	DEN NETWORKS LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	0
	:	(Zero)
First Party	:	DEN NETWORKS LTD
Second Party	:	Not Applicable
Stamp Duty Paid By	:	DEN NETWORKS LTD
Stamp Duty Amount (Rs.)	:	100
	:	(One Hundred only)

………………………………………………Please write or type below this line…………………………………………………

SERVICE PROVIDER AGREEMENT

This Service provider Agreement (“Agreement”) is executed at New Delhi on this 12th day of February, 2015 and effective from 1st day of April, 2014 (“Effective Date”), by and between.

DEN Networks Limited (CIN: L92490DL2007PlC165673), a Company incorporated under the provisions of the Companies Act 1956, having its registered office at 236, Okhla Industrial Area, phase – III, New Delhi -110 020 represented by its authorized signatory Mr. Rajesh Kaushal (hereinafter referred to as “DEN”, which expression, unless repugnant to the context or otherwise, shall mean and include its successors-in-interest and permitted assigns);

Statutory Alert:

1.	The authenticity of this Stamp Certificate should be verified at “www. shatestamp.com”. Any discrepancy in the details on this Certificate and as available on the website renders it invalid.

2.	The onus of checking the legitimacy is on the users of the certificate

3.	In case of any discrepancy please inform the Competent Authority.

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AND

Duo Software (Pvt.) Ltd., a company registered and existing under the laws of the Republic of Sri Lanka, having its head office at Level 6, No. 403, Galle Road, Colombo 03, Sri Lanka, represented by its CFO and authorized signatory Ms. Jennifer Perera (hereinafter referred to as “Service Provider”, which expression, unless repugnant to the context or otherwise, shall mean and include its successors in interest and permitted assigns).

The expression of the terms “DEN” and “Service Provider” shall hereinafter individually and collectively be referred to as “Party” and “Parties”, respectively.

WHEREAS

A)	DEN is, inter alia, engaged in the business of provision of cable television and/or internet services across India.

B)	The Service Provider, after fully acquainting themselves with DEN’s requirements, offered their professional services to DEN for the satisfactory fulfillment of the Services (as defined in Clause 1 of this Agreement) and have assured DEN that they have the necessary expertise, experience, manpower and equipment(s) to provide the Services (as defined in Clause 1 of this Agreement) to DEN.

C)	DEN is now desirous of engaging the Service Provider to provide the Services (as defined in Clause 1 of this Agreement) and the Service Provider, to the satisfaction of DEN, is willing to provide the Services (as defined in Clause 1 of this Agreement) to DEN based on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Services

During the Term (as defined below) of the Agreement, the Service Provider shall provide to DEN, to the satisfaction of DEN, such services as detailed in Annexure - A attached to this Agreement (“Services”).

2.	Fees and Payment Terms

In lieu of provision of the Services by the Service Provider to DEN during the Term of the Agreement, and upon the Service Provider raising proper monthly undisputed invoice(s) on DEN within 5 (five) working days subsequent to the applicable month, DEN shall pay to the Service Provider a fixed monthly fee at the rate of USD 2,750 (The United States Dollar Two Thousand Seven Hundred Fifty) per month per person/resource deployed by the Service Provider for the provision of the Services (as defined herein), inclusive of any and all applicable taxes (“Fees”). The Fees shall be paid by DEN to the Service Provider by way of telegraphic transfer, post deduction of the applicable withholding taxes.

The Fees shall be paid by DEN to the Service Provider within 14 (fourteen) days from the date of the receipt of the Invoice for the relevant period.

The abovementioned rate of USD, 2,750 (The United States Dollar Two Thousand Seven Hundred Fifty) per month per person/resource, payable by DEN to the Service Provider shall be increased by 10% (ten percent) at the end of the 12th (twelfth) month from the Effective Date. The new increased rate of USD 3,025 (The United States Dollar Three Thousand Twenty Five) per month per person/resource deployed by the Service Provider for the provision of the Services (as defined herein), will come in to effect on 1st April 2015 and will remain same for next twenty four (24) months thereon. However, commencing from 1st April 2017, the fixed monthly fee will be increased by a percentage mutually agreed upon between the Parties from time to time for a further period thereafter.

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3.	Term & Termination & Effects of Termination

(a)	The Agreement shall commence from the Effective Date and shall continue for a period unless terminated earlier by either party in accordance with the provisions of the Agreement (“Term”).

(c)	DEN reserves the right to terminate the Agreement with 30 (thirty) days’ prior written notice to the Service Provider if (i) any of the representation, warranties and undertakings provided herein by the Service Provider, prove to be false, and/or (ii) the Service Provider is in breach of any of the provisions of the Agreement, and/or (iii) the Service Provider fails to provide the Services to the satisfaction of DEN. Similarly, the Service Provider may terminate the Agreement with 30 (thirty) days’ prior written notice to DEN if DEN is in breach of any of its representation, warranties and undertakings provided herein by DEN under this Agreement except the breach of DEN’s payment obligation by DEN within the prescribed due date mentioned under this Agreement.

(d)	Upon termination of the Agreement, the Service Provider shall forthwith surrender to DEN all documents and any other property entrusted to the Service Provider by DEN during the Term of the Agreement. However, such provisions that by its nature is intended to survive expiry/termination of the Agreement, shall survive the expiration or termination of the Agreement.

4.	Warranties & Representations

The Service Provider hereby represents, warrants and undertakes to DEN that:

(a)	The Service Provider is competent in law and otherwise to enter into the Agreement and that there is no legal or other impediment in its doing so.

(b)	The Service Provider has full right, absolute authority and the necessary expertise to perform the obligations under the Agreement.

(c)	The Service Provider shall, at all times during the performance of the Agreement and otherwise, comply with all the laws applicable to it, rules and regulations including but not limited to the anti-corruption laws and the United States Foreign Corrupt Practices Act of 1977 and rules made there under from time to time.

(d)	While providing the Services, the Service Provider shall exercise the same degree of professional competence, care, skills, diligence and prudence as is normally exercised by professionals in the Service Provider’s scope of work.

(e)	The Service Provider shall conduct itself, at all times, and in such manner as may be for the benefit of DEN and to never knowingly take any action inconsistent with DEN’s best interest.

(f)	The Service Provider shall at all-time coordinate and work closely with the DEN’s designated operations team.

(g)	The Service Provider shall comply with the code of conduct policy of DEN (as may be modified from time to time) and submit duly executed Vendor Registration Form (refer Annexure - B).

(h)	The Service Provider shall provide to DEN all such information pertaining to the Services as DEN may reasonably request.

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5.	Other Conditions

(a)	Confidentiality: During the continuity of the Agreement, the Service Provider may have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by DEN and which are used by DEN in the operation of DEN’s business and also includes the terms and conditions of the Agreement (collectively “Confidential Information”). All Confidential Information, disclosed in confidence by DEN in reliance on the Service Provider’s agreement to maintain such Confidential Information in confidence and not to use or disclose such Confidential Information to any other person except in furtherance of the Agreement, shall remain the sole and exclusive property and proprietary information of DEN. The Service Provider specifically agrees, not to disclose or use in any manner, directly or indirectly, any such Confidential Information, either during the Term of the Agreement, or at any time thereafter.

(b)	Limitation of Liability: The Service Provider’s and DEN’s total liability under this Agreement for any and all damages, loss, etc. shall not exceed one month’s Fees.

(c)	Indemnification The Service Provider, to the extent of Services (as defined) provided by the Service Provider under this Agreement, shall indemnify DEN, DEN Affiliate(s) (as defined herein) and DEN’s/DEN Affiliate(s)’ directors, officers and employees against any loss that DEN, DEN Affiliate(s) (as defined herein) and DEN’s/DEN Affiliate(s)’ directors, officers and employees may incur as a result of any claim or proceedings brought against DEN, DEN Affiliate(s) (as defined herein) and DEN’s/DEN Affiliate(s)’ directors, officers and employees.

(d)	Assignment: The Service Provider shall not assign any rights or obligations under the Agreement to any other party without the prior written consent of DEN. However, DEN may assign its rights and obligations under the Agreement to its Affiliates (as defined herein) without such consent. For the purpose of the Agreement, the term “Affiliate” shall mean an affiliate of DEN that controls DEN, is controlled by DEN, or is under common control with DEN

(e)	Saving Clause If any provision of the Agreement becomes invalid or unenforceable, in whole or in part, the validity of the remainder of the Agreement shall not be affected thereby, and the Parties shall agree to a valid substitute provision which corresponds in its economic effect as closely as legally possible to the invalid or unenforceable provision which it replaces.

(f)	Waiver: No waiver by DEN of any breach by the Service Provider of any of the provisions of the Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing by DEN.

(g)	No Agency DEN and the Service Provider enter into the Agreement on a “Principal to Principal” basis. The relationship between DEN and the Service Provider is that of independent contractor and nothing in the Agreement shall be construed (i) to constitute the Parties as employer and employee, principal and agent or partners; or (ii) to allow either Party to create or assume any obligations on behalf of the other Party for any purpose.

(h)	Notice: All notices given hereunder shall be given in writing, by personal delivery, or Registered Post A.D., at the address of the Service Provider and/or DEN set forth in the Agreement, unless either Party at any time, or from time to time, designates another address for itself by notifying the other Party thereof by Registered Post A.D. only, in which case all notices to such Party shall thereafter be given at its most recent address. Notice given by Registered Post AD shall be deemed delivered on the third day from the date on such Registered Post A.D. was sent.

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(i)	Governing Laws & Jurisdiction The Agreement shall be governed by and construed in accordance with the laws of India. Courts at Delhi shall have exclusive jurisdiction to entertain any disputes arising out of relating to the Agreement to the exclusion of all other courts.

(j)	Dispute Resolution Any dispute between the Parties inter se arising out of or in relation to the Agreement shall be resolved by the Parties mutually within fifteen (15) days of one party giving to the others, notice of the said dispute, failing which the said dispute shall be referred to arbitration in accordance with the provisions of the Arbitration and Conciliation Act, 1996 and any amendments made thereto from time to time (“Act”). Arbitral proceedings shall be conducted by a sole arbitrator appointed by DEN as per the provisions of the Act. Arbitration shall be conducted in English language and the venue of such arbitration shall be New Delhi.

(k)	Entire Agreement & Amendments: This Agreement constitutes entire understanding amongst the Parties. It supersedes all prior understandings between the Parties with respect to the subject matter hereof. This Agreement shall be binding on all Parties and may be specifically enforced by either Party. No changes, alterations, amendments or variations to the Agreement shall be valid or effective unless effected by one or more instruments in writing and signed by all the Parties to the Agreement.

IN WITNESS WHEREOF, the Parties hereto have set their hands on the day and month as hereinabove mentioned:

DEN Networks Limited [DEN]		Duo Software (Pvt.) Ltd. [Service Provider]

Signature:	/s/ Rajesh Kaushal	Signature:	/s/ Jennifer Perera
Name:	Mr. Rajesh Kaushal	Name:	Ms. Jennifer Perera
Title:	Authorized Signatory	Title:	CFO and Authorized Signatory

Witness		Witness

Signature:	/s/ Ranjan Sharma	Signature:	/s/ Anjana Chandrathilake
Name:	Ranjan Sharma (General Manager)	Name:	Anjana Chandrathilake (Head of Projects)
Address:	236, Okhla Industrial Estate, Phase-III, New Delhi- 110 020	Address:	Level 6, No. 403, Galle Road, Colombo 03, Sri Lanka

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Annexure A

SERVICES

Under the Agreement, the Service Provider shall provide the following services to DEN:

(i)	The Service Provider shall provide resources as required and agreed by DEN from time to time for the provision of the Services under this Agreement.

(ii)	It is represented, warranted and agreed by the Service Provider to DEN that the resources shall, to the satisfaction of DEN, deliver ad-hocs requests, developments, improvements and provide 24x7x365 operations support to DEN on the Production environment.

DEN Networks Limited [DEN]		Duo Software (Pvt.) Ltd. [Service Provider]

Signature:	/s/ Rajesh Kaushal	Signature:	/s/ Jennifer Perera
Name:	Mr. Rajesh Kaushal	Name:	Ms. Jennifer Perera
Title:	Authorized Signatory	Title:	CFO and Authorized Signatory

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Annexure - B

Format of the Vendor Registration Form

1.	Name of Firm/Company	Duo Software (Pvt) Ltd

2.	Status of Organization (Proprietorship/Pvt./Public Ltd.)	[ ] Proprietorship	[X] Private Limited	[ ] Public Limited	[ ] Other

If Other, Please Specify

3.	Name of Proprietor/Director/MD	Mr. Muhunthan Canagasooryam – CEO

5.	Address of the Organization	Level 06 403 Galle Road, Colombo 03, Sri Lanka.

6.	Contact Details	Contact Person	Anjana Chadrathilake
		Designation	Head of Projects
		Phone No	+94772961625
		Fax No	+94112375133
		E-Mail ID	anjana@duosoftware.com

7.	Nature of Business	Development and implementation of software to related services

8.	Is the Firm registered with MSME Act	[ ] Yes	[X] No
	(MICRO, SMALL AND MEDIUM ENTERPRISE DEVELOPMENT ACT, 2006)	If Yes, Please Attach Copy of Registration

9.	Detail of litigation, government investigation or enforcement action initiated in last three years, if any.	NO

10	Nature of relationship with Company or its subsidiaries or any director or officer or employee of the Company/ subsidiaries, if any.	N/A

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Annexure:- (Please attach certified Copy )

a). Excise Regn. No:	—

b).TIN No/CST No:	114390640

c).PAN No:	AADCD7933R

d).Service Tax Registration:	—

e).RTGS Detail:

Beneficiary Name	Duo Software (Pvt) Ltd.
Bank Name	Pan Asia Banking Corporation PLC
Bank Address	No 450, Galle Road, Colombo 03, Sri Lanka
Account No	415399412515
IFSC Code	—

Representations & Undertaking

I/We hereby represent, warrant and undertake to DEN that l/we (I) have read and understood DEN’s Code of Conduct and will comply at all times with all policies of DEN, including DEN’s Code of Conduct and its subsequent amendments, if any and other applicable laws; (ii) shall comply with the Foreign Corrupt Practices Act (FCPA) and the Indian Prevention of Corruption Act 1988, and any other applicable Indian anti-corruption law(s) and regulation(s); (iii) have the capability to perform the specific tasks; have a reputation for honesty, quality, and integrity in the business community and have not been the subject to any litigation, government investigation or enforcement action or press accounts involving allegations of fraud, bribery, or similar misconduct; Additionally, in case I/ we represent the company in dealing with Government officials, l/we must ensure that l/we (iv) shall maintain records of all payment(s) made and expense(s) incurred on behalf of DEN/subsidiaries or otherwise in connection with the services which l/we will be performed for DEN; (v) shall refrain from retaining any subcontractors in connection for its work with DEN, unless advance written approval and ensures that all such subcontractors comply with DEN’s policies, including DEN’s Code of Conduct; (vi) shall permit DEN to access the relevant books and records of the sub-contractor for audit/monitoring purposes and (vii) permit the Company to terminate the relationships and to withhold further payments in the event that the third party breaches the above requirements

Declaration

I/we certify that the information supplied herein, including all annexed pages, is correct to the best of my/our knowledge, l/we also declare that I / my company has never been banned/ delisted/ blacklisted by any Government or Quasi-government agencies or PSUs.

1.	SIGNATURE AUTHORISED SIGNATORY	/s/ Jennifer Samuel Perera
2.	NAME:	Jennifer Samuel Perera
3.	DESIGNATION:	CEO

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1.	Reference 1 Name Address Signatures

2.	Reference 2 Name Address Signatures

For COMPANY Use Only	Vendor Registered:	If Yes, Vendor Registration Code__________

	[ ] Yes	[ ] No
Approved By:_________________			Date: __________

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